UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 28, 2025, Unifi, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Second Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (the “Second Amendment”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 1,240,000 shares. The Second Amendment was adopted by the Company’s Board of Directors (the “Board”) on August 19, 2025, subject to shareholder approval. Upon shareholder approval at the Annual Meeting, the Second Amendment became effective as of October 28, 2025.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. For a more complete description of the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, as amended by a First Amendment approved by the Company's shareholders on October 31, 2023, please refer to the discussion under “Proposal 3” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 12, 2025 (the “Proxy Statement”). A copy of the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, as amended, is attached as Appendix C to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on October 28, 2025.

(b) At the Annual Meeting, the Company’s shareholders (i) elected all eight of the Company’s nominees for director to serve until their terms expire at the 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the Company’s named executive officer compensation in fiscal 2025; (iii) approved the Second Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder by 1,240,000 shares; and (iv) ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2026. Each of these proposals is further described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on September 12, 2025.

The final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting are as follows:

1.
Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Emma S. Battle	11,039,755	83,824	29,082	3,378,846
Francis S. Blake	11,059,475	63,941	29,245	3,378,846
Albert P. Carey	10,571,204	552,175	29,282	3,378,846
Edmund M. Ingle	11,002,445	120,934	29,282	3,378,846
Kenneth G. Langone	11,043,502	81,789	27,370	3,378,846
Suzanne M. Present	11,057,841	65,775	29,045	3,378,846
Rhonda L. Ramlo	11,012,725	112,516	27,420	3,378,846
Eva T. Zlotnicka	10,082,151	1,041,465	29,045	3,378,846

2.
Advisory vote to approve the Company’s named executive officer compensation in fiscal 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,660,846	2,446,592	45,223	3,378,846
3.
Approval of the Second Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,996,905	1,118,851	36,905	3,378,846

4.
Ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,464,152	63,367	3,988	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Second Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date:	October 29, 2025	By:	/s/ ANDREW J. EAKER
Andrew J. Eaker Executive Vice President & Chief Financial Officer Treasurer